UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_______________________________________

Date of Report: May 3, 2017
(Date of earliest event reported)

Phillips 66
(Exact name of registrant as specified in its charter)

Delaware	001-35349	45-3779385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2331 CityWest Blvd.
Houston, Texas 77042
(Address of principal executive offices and zip code)

(281) 293-6600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

We held our annual meeting of stockholders on May 3, 2017, at which a quorum was present.  The table below sets forth the final number of votes cast for and against each matter voted on at that meeting, as certified by the independent inspector of election, as well as the number of abstentions and broker non-votes.

	Matter	For	Against	Abstentions	Broker Non-Votes
1.	Election of three directors
	(a) William R. Loomis, Jr.	365,736,070	11,181,573	1,184,976	85,113,903
	(b) Glenn F. Tilton	368,862,532	7,994,489	1,245,598	85,113,903
	(c) Marna C. Whittington	368,884,902	8,052,195	1,165,522	85,113,903
2.	Ratification of appointment of Ernst & Young LLP as independent registered public accounting firm for fiscal year 2017	458,821,227	3,198,872	1,196,423	--
3.	Advisory vote on executive compensation	354,882,327	20,946,429	2,273,863	85,113,903

There were 512,970,525 shares outstanding and entitled to vote as of the record date for the annual meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66

Dated: May 5, 2017	By:	/s/ Paula A. Johnson
Paula A. Johnson Executive Vice President, Legal and Government Affairs, General Counsel and Corporate Secretary